Exhibit 10.8

Zhangdian Innovation and Entrepreneurship Center and Standard Workshop

Project (Phase I)

Plant lease contract

December 2021

Lessor (Party A): Shandong Qiying Industrial Investment Development Co., Ltd.

Address: Room 818, R&D Building, Pioneer Park, Zibo Science and Technology Industrial Park, No. 69, West Shou, Sanying Road, Fangzhen Town, Zhangdian District, Zibo City, Shandong Province

Legal representative: Jia Muyue

Lessee (Party B): Youxu New Energy Technology (Zibo) Co., Ltd.

Address: High-end Equipment Manufacturing Industrial Park, Zhongbu Town, Zhangdian District, Zibo City, Shandong Province (intersection of Bohai Road and Taishan Road, Zhangdian District)

Legal representative: Jia Fengyong

Entrusted operation and property management party (Party C): Shandong Qixin Industrial Park Operation Management Co., Ltd.

Address: Room 819, R&D Building, Pioneer Park, Zibo Science and Technology Industrial Park, No. 69, West Shou, Sanying Road, Fangzhen Town, Zhangdian District, Zibo City, Shandong Province

Legal representative: Li Wenjuan

According to the “Civil Code of the People’s Republic of China”, the “Youxu New Energy Technology (Zibo) Co., Ltd. Capital Increase Agreement” signed by both parties, and other relevant laws and regulations, the three parties A, B, and C are equal, voluntary, and negotiated. On the basis of unanimous agreement, the three parties have reached the following contract on the lease of the real estate of the Zhangdian Economic Development Zone Shuangchuang Center and the standard workshop project held by Party A and the property management of the park by Party C. :

Article 1 Basic information of the leasing subject matter

The immovable factory buildings leased by Party A to Party B are located in: Zhangdian Economic Development Zone Shuangchuang Center and No. 8 # and 9 # factory buildings of the standard factory building project . The supporting office building is a three - story building . Party A guarantees that the property rights of the real estate are clear and that Party A has the right to dispose of it independently; Party B has made an on-the-spot investigation of the plant before signing this contract, and the conditions of the plant have been fully clarified and confirmed. If the actual property right area in the future is inconsistent with the planning and design area used in this contract, the area registered in the property right certificate shall prevail, and the agreed fee shall be refunded and compensated.

Article 2 Lease Term and Purpose

The lease term is five years from April 1, 2022 to March 31, 2027 . Party B undertakes to lease the plant for production use only.

Upon expiration of the lease term, Party A has the right to take back the plant, and Party B shall return it as scheduled.

Party B shall inform Party A whether to continue the lease three months before the expiration of the lease term. If the lease continues, both parties shall sign a separate lease contract.

Article 3 Payment of rent and related expenses

1. The rent of the workshop used by Party B is 210 yuan/㎡ / year, and the total amount is RMB:

3,097,004.00 yuan / year, uppercase : 300,000,000,000,000,000,000 yuan, the payment method is once a year; the rent will remain unchanged for the first three years from the date of signing the contract, and the rent will increase by 3 from the fourth year %, and then rises by 3 % every two years, that is, the rent from April 1, 2025 to March 31, 2027 is 3,189,914.00 yuan / year;

2. The rental deposit for the plant is one month’s rent, and the total amount is RMB 260,000 . The deposit serves as the guarantee for Party B’s performance. After the lease term expires, Party A confirms that the steel structure, facade, emery floor, transformer and corresponding power supply system, water supply system, fire protection system and other facilities and equipment are in good condition, water and electricity property management fees, etc. After the relevant fees are settled, they will be refunded to Party B’s account within seven days;

3. The plant rent and other payable fees shall be paid by Party B to the account designated by Party A within seven days of signing this contract; Party B shall pay the next rent 30 days in advance. Party A’s account is as follows:

Account name: Shandong Qiying Industrial Investment Development Co., Ltd.

Account Bank: Century Garden Sub-branch of Qishang Bank Co., Ltd.

Account: 801108701421007424

4、total rent payable by Party B during the contract period is RMB 15,670,840.00 . According to Article 2 of the ” Youxu New Energy Technology (Zibo) Co., Ltd. Capital Increase Agreement” signed by Party A, Party B and Party B’s controlling shareholder, the rent and equipment rental fees are five years. For the requirement of paid-in capital increase by debt-to-equity swap, Party B does not need to pay the above rent in cash, and converts the current year’s rent debt into Party A’s actual capital increase in Party B’s company year by year . Change the procedures, and issue to Party A the original copy of the corresponding capital contribution certificate, a copy of the original and duplicate of the new business license (with official seal), amendments to the company’s articles of association and a copy of the company’s complete articles of association (with official seal) and a copy of the register of shareholders ( After the expiration of the five-year period, the rental price of the renewed Plant Lease Contract shall continue the increase standard stipulated in this contract;

5、Article 6 of the Equity Repurchase Clause of the “Youxu New Energy Technology (Zibo) Co., Ltd. Capital Increase Agreement” signed by Party A, Party B and the controlling shareholder of Party B, from the day after Party B suspends the debt-to-equity swap, Party B shall The remaining rent shall be paid quarterly in cash in accordance with the rent amount agreed in this contract ;

6. During the lease period, Party B shall bear all the water, electricity, gas, communication, network, property management fees, public energy consumption fees, etc. arising from the use of the plant, among which:

6.1 The pricing standard of water fee is RMB 3.65 /m³/month, which shall be paid to the account designated by Party C on a monthly basis;

6.2 The electricity pricing standard is:

① The part of photovoltaic power generation is paid according to 0.92 yuan/ kw.h ; ( In case of grid electricity price adjustment, the electricity price will be adjusted synchronously)

② The electricity consumption of the State Grid shall be implemented with reference to the national standards;

③ The basic capacity fee of the transformer is 28 yuan/kva;

be prepaid by Party B to the account designated by Party C ;

6.3 The property fee is priced at 1.5 yuan/㎡/month, and the prepayment is made to the account designated by Party C on a monthly basis before the 10th of each month . If Party B prepays the property fee annually, it will enjoy a 5% discount ;

6.4 The pricing standard of communication network fee shall refer to the operating price stipulated by the campus network;

6.5 The pricing standard of public energy consumption fee shall be paid according to the public information of Party C;

7. The designated account of Party C is as follows: Shandong Qixin Industrial Park Operation Management Co., Ltd.

Account Bank: Business Department, Bank of China Zibo Zhangdian Sub-branch

Account: 242945338955

8. Any payment and fees paid by Party B shall be paid to the designated account in accordance with the contract, and a receipt or invoice shall be requested. Party A and Party C have never authorized any individual to collect any payment on their behalf, so disputes arise which have nothing to do with Party A and Party C. .

Article 4 Delivery and Return of Plants

After Party B pays the rent, water, electricity and property fees and other related expenses, Party A will deliver the plant to Party B for use, and the three parties will participate in the handover on the day of handover (with handover checklist and handover site photos):

1. Party A shall ensure that the workshop and auxiliary facilities and equipment can be used normally;

2. If the parties have any objection to the decoration, hardware facilities and equipment, they should raise it on the spot;

3. During the lease period, when Party A transfers the ownership of the real estate to a third party, this contract will continue to be valid for the new real estate owner;

4. During the lease period, without the consent of Party A, Party B is strictly prohibited from subletting the workshop;

5. When the lease term expires, Party B has the priority to lease the plant under the same conditions;

6. When the lease term expires or Party A and Party B agree to terminate the contract or due to other circumstances, when Party B returns the workshop to Party A, Party B shall keep the main structure, facade, emery solidified ground and facilities and equipment of the workshop in good condition, and the decoration part of Party B shall be reserved for free Party A has the right to dispose of the items retained without the consent of Party A.

Article 5 Factory use requirements and maintenance responsibilities

1. During the lease period, Party C accepts the entrustment of Party A to conduct regular inspections of the factory building. If it is a structural problem of the factory building or public facilities and equipment, Party A and C are responsible for repairing, and Party B is responsible for repairing other problems .

2. Party B’s production and business activities shall be carried out in strict accordance with national regulations, industry standards and requirements of the park. Any safety accident responsibility shall be borne by Party B, and Party B shall pay compensation according to the price if the accident causes damage to the main body of the factory building or supporting public facilities and equipment .

3. During the lease period, Party B shall use and take care of the plant and facilities and equipment reasonably. If the main structure, exterior facade, emery solidified ground and facilities and equipment of the plant are damaged due to improper use by Party B, Party B shall be responsible for repairing to restore the original state . If Party B refuses to repair within 3 days, Party A can repair it on behalf of Party B, and the cost shall be borne by Party B twice .

4. During the lease period, if Party B needs to renovate or add additional auxiliary facilities and equipment, it shall obtain the written consent of Party A in advance, and sign the “Shuangchuang Center Plant Decoration Management Agreement” with Party C;, it shall be submitted to the relevant departments for approval by Party A before proceeding. During the renovation of the workshop, no changes shall be made to the main structure, exterior façade, emery-solidified ground, facilities and equipment of the workshop . If changes are required, they shall be reported to Party A and Party C in advance. Changes can only be made after written permission. Changes, resulting in all consequences shall be implemented in accordance with Article 5, paragraph 3 of this contract .

5. During Party B’s production operations, it is forbidden to overload load, use overloaded electricity, and exceed the load-bearing range of ground, aircraft, and freight elevators, and a series of behaviors that endanger production safety or cause damage to plant structure, and the consequences are all caused by Party B. bear. The load specifications are as follows:

Floor	freight elevator load	ground load	Crane load	floor load	electrical load
Plant 1-4	2000kg	10KN/m²	no crane	4kN/㎡	Two 400kva transformers
Plant 5	2000kg	10KN/m²	The H axis is 5T, the rest are 20T	4kN/㎡	Two 500kva transformers
Plant 6	2000kg	10KN/m²	10T	4kN/㎡	Two 500kva transformers
Plant No. 7 and 8	2000kg	10KN/m²	DG shaft 32T, the rest 20T	4kN/㎡	Two 630kva transformers
Plants 9 and 10	2000kg	10KN/m²	AD axis 32T, the rest 20T	4kN/㎡	Two 630kva transformers

Article 6 Rights and obligations and liability for breach of contract

1. Party A, as the plant development and construction party, should ensure that the construction of the plant meets the national standards; it should ensure that the laying and installation of electricity, waterways, fire protection, and transportation meet the national standards;

2. As the lessee of the workshop, Party B shall ensure legal and compliant production and operation; ensure that various management systems are perfect and post publicity; ensure legal employment and safe production, without any violation of laws and regulations;

3. Party C is entrusted as the park operator and property manager of the park where the factory is located, and has the obligation to ensure the quality services of the park order, sanitation, security, greening and other public areas; among which, Party C is responsible for cleaning up the domestic garbage in the park, and production garbage by Party B shall solve it by itself;

4. During the lease period, if Party A violates the contract and takes back the workshop in advance or leases it to others, Party B has the right to terminate the contract and request Party A to compensate for the loss;

5. During the lease period, if Party B has one of the following acts, Party A has the right to terminate the contract and take back the factory building . Party B shall pay Party A liquidated damages according to 20% of the annual rent . At the same time, due to the termination of the contract, Party B shall bear the responsibility for the breach of contract that the “Youxu New Energy Technology (Zibo) Co., Ltd. Capital Increase Agreement” cannot be performed :

5.1 Sublease or lend the factory building to a third party for use, or dismantle and change the main structure of the factory building, change the lease purpose stipulated in this contract, or use the factory building to conduct illegal and criminal activities;

5.2 Party B refuses to pay the rent for 30 days after suspending the debt-to-equity swap in the “Youxu New Energy Technology (Zibo) Co., Ltd. Capital Increase Agreement” ;

5.3 The accumulative arrears of rent or property fees or other payable fees for more than two months;

5.4 Due to Party B’s arrears of rent, property fees or other payable fees, Party A has the right to rescind the above contract, and this right of rescission will not be waived by Party A’s collection of the rent paid by Party B subsequently, unless Party A expresses its intention in writing, the right to rescind the contract shall not be waived in any way;

5.5 Party B violated the agreement of the Capital Increase Agreement of Youxu New Energy Technology (Zibo) Co., Ltd., resulting in the failure to perform the Capital Increase Agreement of Youxu New Energy Technology (Zibo) Co., Ltd. or the performance of the contract has no practical significance;

6. During the lease period, Party B will be charged 5/10,000/day for late payment of rent or other payable expenses;

7. During the lease period, Party B shall notify Party A in writing three months in advance, and pay 20 % of the annual rent to Party A as liquidated damages, and the remaining rent, deposit, water and electricity property fees shall not be refunded, and Party B shall bear the responsibility Liquidated damages, late payment fees, arrears of water and electricity property fees, compensation for damage to plants and facilities and equipment, etc.

Article 7 Disclaimer

If the contract cannot continue to be performed due to force majeure, government demolition or group events such as complaints and petitions, the three parties will not be liable for breach of contract, and the rent will be calculated based on the actual usage time .

Article 8 Other Terms

1. When signing this contract, Party A, Party B and Party C have full capacity for civil conduct, have a clear understanding of their respective rights, obligations and responsibilities, and are willing to strictly implement them in accordance with the provisions of the contract. If a dispute arises from time to time, you should first negotiate amicably. If the negotiation fails, you can file a lawsuit in the people’s court where Party A is located, and the breaching party shall bear the reasonable expenses such as litigation fees and attorney fees incurred by the non-compliant party due to the lawsuit;

Although this contract has a certain relationship with the Capital Increase Agreement of Youxu New Energy Technology (Zibo) Co., Ltd., the rights and obligations of the two contracts are calculated separately and can be superimposed; Supplementary terms may be entered into. As an integral part of this contract, the supplementary clauses have the same legal effect as this contract.

3. This contract is made in eight original copies, Party A and Party C have two copies each, and Party B has four copies. The contract will come into effect after being stamped and signed, and Party B has actually paid all the fees.

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Lessor (Party A):

Signature of legal representative or authorized representative:

contact details:

Lessee (Party B):

Signature of legal representative or authorized representative:

contact details:

Entrusted operation and property management party (Party C):

Signature of legal representative or authorized representative:

contact details:

Signing date : December 28, 2021